Exhibit 99.3

BABY BOOM CONSUMER PRODUCTS, INC.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2023

BABY BOOM CONSUMER PRODUCTS, INC.

CONTENTS

Independent Auditor's Report	1-2

Financial Statements

Balance Sheet	3-4
Statement of Income	5
Statement of Changes in Equity	6
Statement of Cash Flows	7

Notes to Financial Statements	8-17

0

Independent Auditor's Report

To the Board of Directors

Baby Boom Consumer Products, Inc.

Opinion

We have audited the financial statements of Baby Boom Consumer Products, Inc., which comprise the balance sheet as of December 31, 2023, and the related statement of income, changes in equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of Baby Boom Consumer Products, Inc. Baby Boom Consumer Products Inc. as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Baby Boom Consumer Products Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Baby Boom Consumer Products, Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Baby Boom Consumer Products Inc. internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Baby Boom Consumer Products Inc. ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Marcum LLP

New York City, NY

September 20, 2024

BABY BOOM CONSUMER PRODUCTS, INC.

BALANCE SHEET

DECEMBER 31, 2023

Assets

Current assets
Cash	$9,927
Accounts receivable, net of allowances for credit losses of approximately $253,000	4,200,171
Inventories	2,803,205
Prepaid expenses and other current assets	546,057
Due from related parties	100,729

Total Current Assets	7,660,089

Property and equipment – at cost
Computer software	29,174
Furniture and fixtures	216,791
Tools and moldings	6,800
Property and equipment – gross	252,765
Less accumulated depreciation	179,237
Property and equipment – net	73,528

Total Assets	$7,733,617

The accompanying notes are an integral part of these financial statements.

BABY BOOM CONSUMER PRODUCTS, INC.

BALANCE SHEET

DECEMBER 31, 2023

Liabilities and Equity

Current Liabilities
Accounts payable	$1,369,223
Accrued wages and benefits	101,864
Accrued royalties	456,350
Other accrued liabilities	260,762

Total Current Liabilities	2,188,199

Commitments and Contingencies

Equity
Common stock, no par value, 200 shares authorized, 6 shares issued and outstanding	1,300
Retained Earnings	5,544,118

Total Liabilities and Equity	$7,733,617

The accompanying notes are an integral part of these financial statements.

BABY BOOM CONSUMER PRODUCTS, INC.

STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2023

Net Sales	$22,220,313

Cost of Goods Sold	14,573,343

Gross Profit	7,646,970

Operating Expenses
Selling, general and administrative	6,177,794

Income From Operations Before Income Tax Benefit	1,469,176

Income Tax Benefit	(122,750)

Net Income	$1,591,926

The accompanying notes are an integral part of these financial statements.

BABY BOOM CONSUMER PRODUCTS, INC.

STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2023

			Retained
	Common Stock		Earnings	Total
	Shares	Amount

Balance, January 1, 2023	6	$1,300	$11,962,482	$11,963,782

Shareholders’ distributions	--	--	(5,662,234)	(5,662,234)

Intercompany cash settlements through equity	--	--	(2,348,056)	(2,348,056)

Net income	--	--	1,591,926	1,591,926

Balance, December 31, 2023	6	$1,300	$5,544,118	$5,545,418

The accompanying notes are an integral part of these financial statements.

BABY BOOM CONSUMER PRODUCTS, INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2023

Cash Flows From Operating Activities
Net income	$1,591,926
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	$2,266
Credit loss expense	7,605
Changes in assets and liabilities
Accounts receivable	1,706,574
Inventories	774,874
Prepaid expenses and other current assets	(526,026)
Due from related parties	1,949,909
Accounts payable	22,817
Accrued liabilities	34,887

Total Adjustments	3,972,906

Net Cash Provided by Operating Activities	5,564,832

Cash Flows From Financing Activities
Distributions to shareholders	(5,662,234)

Net Decrease in Cash	$(97,402)

Cash, Beginning of Year	107,329

Cash, End of Year	$9,927

Supplemental Cash Flow Disclosures

Income taxes paid	$147,865

The accompanying notes are an integral part of these financial statements.

BABY BOOM CONSUMER PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2023

Note 1 - Organization and Nature of Business

Baby Boom Consumer Products, Inc. (“the Company”), a New York corporation formed in 1995, is engaged in the sale of diaper bags, infant accessories, toys, and room décor online and to major national retail stores.

Note 2 - Summary of Significant Accounting Policies

Recently Adopted Accounting Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326), Current Expected Credit Losses, which significantly changed how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The most significant change in this standard is a shift from the incurred loss model to the expected loss model. Under the standard, disclosures are required to provide users of the financial statements with useful information in analyzing an entity’s exposure to credit risk and the measurement of credit losses.

ASU 2016-13 was required to be adopted in the first interim period of the fiscal year beginning after December 15, 2022. Accordingly, the Company adopted ASU 2016-13 effective as of January 1, 2023, using the modified retrospective transition approach. The adoption of ASU 2016-13 did not have a material impact on the Company’s overall financial statements.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

Management uses estimates and assumptions in preparing financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates. Changes in such estimates could affect amounts reported in future periods.

BABY BOOM CONSUMER PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2023

Note 2 - Summary of Significant Accounting Policies (continued)

Cash

Cash balances in banks are insured by the Federal Deposit Insurance Corporation subject to certain limitations. The Company maintains its cash balances in highly rated financial institutions. At times, cash balances may exceed federally insurable limits.

Accounts Receivable, Net

Accounts receivable represent amounts invoiced to customers in accordance with the terms of customer contracts and are recorded in the financial statements when invoices are issued, net of a provision for sales discounts, chargebacks and allowances. Upon adoption of ASU 2016-13, the Company assesses collectability by reviewing accounts receivable on a collective basis where similar characteristics exist and on an individual basis when the Company identifies specific customers with known disputes or collectability issues. The Company provides for allowances against receivables for estimated losses, if any, that may result from a customer’s inability to pay. Estimates are based on the Company's historical losses, the existing economic conditions in the industry, and the financial stability of its customers. The Company is covered by credit insurance on certain receivables of specific customers. Balances that remain outstanding after the Company has made reasonable collection efforts are written off through a charge to the allowance. The allowance for credit losses was approximately $253,000 as of December 31, 2023. Accounts receivable and the allowance for doubtful accounts totaled approximately $6,396,0000 and $233,000, respectively, as of January 1, 2023.

Inventories

Inventories consist of finished goods and goods in-transit and are stated at the lower of cost (first-in, first-out) and net realizable value.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The costs of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized.

BABY BOOM CONSUMER PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2023

Note 2 - Summary of Significant Accounting Policies (continued)

Property and Equipment (continued)

Depreciation and amortization is provided using the straight-line and various accelerated methods over the estimated useful lives of the assets, which are as follows:

(in years)
Furniture and fixtures	7
Tools and moldings	3
Computer software	5

Revenue Recognition, Contracts with Customers

The Company recognizes revenue in accordance with ASU 2014-09, “Revenue from Contracts with Customers (Topic 606),” wherein, revenues are adjusted for variable consideration arising from implicit or explicit obligations. Variable consideration includes trade discounts, markdowns, sales allowances, cooperative advertising, return liabilities and other customer allowances. The anticipated variable consideration is estimated and recorded as a reduction of revenue in the period the related revenue is recognized. Variable consideration is estimated based on historical experience, current contractual and statutory requirements, specific known events and industry trends.

Under Topic 606, the reserves for variable consideration are recorded as a reduction of accounts receivable, net on the accompanying balance sheets, totaling approximately $174,000 as of December 31, 2023. The reserve for variable consideration totaled approximately $249,000 as of January 1, 2023.

Sales of the Company’s products are generally made on a returnable basis with certain restrictions and include a single performance obligation for each contract. A contract is defined as an agreement between two or more parties that creates enforceable rights and obligations, and can be written, oral or implied by the entity’s customary business practices. Revenue is recognized at a point in time, which is affected by various economic factors, as the goods are transferred and the buyer has control of the goods, which is considered the point when the performance obligation is satisfied. This control passes upon shipment of the goods to the customer. The amount of revenue recognized is based on the consideration to which the Company expects to be entitled, including the expected value of variable consideration as it is highly probable that a significant reversal in the amount of cumulative revenue recognized will not occur once the uncertainty related to the variable consideration is subsequently resolved. Customer payment terms for these shipments typically range between 60 and 120 days.

BABY BOOM CONSUMER PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2023

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue Recognition, Contracts with Customers (continued)

Net sales represent gross sales and related costs invoiced to customers, less certain variable consideration for discounts, returns, and other allowances. Discounts are identifiable by performance obligation and therefore are applied at the point of sale by performance obligation. Sales returns and allowances are analyzed and the Company is able to make reasonable and reliable estimates of product returns and allowances based on the Company’s past history. At a minimum, they are reassessed at each reporting date to reflect any changes in fact or circumstances. Estimates for sales returns and allowances are based on a variety of factors including actual returns and allowances and expected return and allowance data communicated to the Company by customers. Accordingly, the Company believes this analysis is a reasonable basis for its sales returns and allowances estimate. Actual results could differ from those estimates.

Sales Tax

The Company collects sales tax and remits the entire amount to the appropriate state where the product has been shipped. The accounting policy is to exclude the tax collected and remitted to the appropriate state from sales and cost of goods sold.

Advertising

Advertising costs, which are expensed as incurred, totaled approximately $12,000 for the year ended December 31, 2023, and are included in selling, general, and administrative expenses.

Shipping and Handling Costs

Shipping and handling costs are included in selling, general and administrative expenses and were approximately $93,000 for the year ended December 31, 2023.

Income Taxes

The Company, with the consent of its stockholders, have elected under the Internal Revenue Code and New York State tax law to be taxed as S Corporations. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of a company’s taxable income.

BABY BOOM CONSUMER PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2023

Note 2 - Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

Therefore, no provision or liability for federal or state income tax has been included in the financial statements for this entity. The city of New York does not recognize S Corporation status; therefore, a provision has been made for New York City corporate taxes on the alternative basis. The Company follows the provisions of FASB ASC Topic 740, “Income Taxes”. Accordingly, tax positions are recognized in the Company’s financial statements when it is more likely than not that the positions will be sustained upon examination by the taxing authorities.

New York and California enacted the Pass-Through Entity Tax (“PTET”), effective for tax years beginning on or after January 1, 2021. This new law allows pass-through businesses to pay income taxes at the entity level instead of the personal level. The law allows for this election to be made annually. In 2023, the Company recognized PTET, on behalf of its members, of $1,500. Further, the Company received a refund during 2023 for previously paid PTET taxes of approximately $271,000, which is also included in the provision for income tax expense in the accompanying statement of income.

New Jersey enacted the Pass-Through Business Alternative Income Tax (“BAIT”), effective for tax years beginning on or after January 1, 2020. This law allows pass-through businesses to pay federal state and local taxes on behalf of its members. In 2023, the Company recognized BAIT, on behalf of its members, of $135,000, which is included in the provision for income tax expense in the accompanying statements of income.

Subsequent Events

On July 19, 2024 the Company entered into an asset purchase agreement with a buyer for $18,000,000. The Company has agreed to sell , transfer, convey, assign and deliver to the buyer substantially all its assets and the buyer has agreed to purchase and accept the purchased assets and assume the assumed liabilities, subject to the terms and conditions of the purchase agreement.

These financial statements were approved by management and available for issuance on September 20, 2024. Management has evaluated subsequent events through this date.

BABY BOOM CONSUMER PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2023

Note 3 - Inventories

Inventories consist of the following as of December 31, 2023:

Finished goods	$2,457,073
Inventory in transit	346,132
$2,803,205

Note 4 - Property and Equipment

Property and equipment consist of the following as of December 31, 2023:

Tools and molding	$6,800
Computer software	29,174
Furniture and fixtures	216,791
$252,765

Less - Accumulated depreciation and amortization	179,237

$73,528

Depreciation expense for the year ended December 31, 2023 was $2,267.

Note 5 - Short-Term Borrowings

The Company is provided access to two credit facilities which provide for short-term borrowings and letters of credit through an agreement with the Company and a related party group, related through common ownership. The facilities are collateralized by substantially all of the assets of the Company and the related party group and are guaranteed by the officers. Effective October 31, 2021, the maximum borrowings for each were $14,000,000, totaling $28,000,000. Additionally, there is a $2,000,000 sublimit for commercial letters of credit, $2,000,000 sublimit for general letters of credit and a $150,000 sublimit for standby letters of credit. Effective April 13, 2022, both credit facilities were amended, and maximum borrowings were increased to $16,000,000, totaling $32,000,000 and the standby letter of credit limit was further increased to $1,750,000.

For one of the credit facilities, effective October 29, 2022, the credit period was extended to October 27, 2023, and then extended further in 2023 to October 27, 2024. No other terms of the agreement were changed in the 2023 agreement.

BABY BOOM CONSUMER PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2023

Note 5 - Short-Term Borrowings (continued)

For this same credit facility, the 2022 amendment revised interest to be the prime rate minus 0.50% per annum (8.00% at December 31, 2023). Prior to this amendment, the line bore interest at adjusted London Interbank Offered Rate (“LIBOR”) plus 2%.

For the other credit facility, effective October 30, 2022, the credit period was extended to October 27, 2024. For this same credit facility, the 2022 amendment revised interest to be the prime rate subject to a floor of 2.25% (8.50% at December 31, 2023). Prior to this amendment, the line bore interest at the prime rate minus 0.90%, subject to a floor of 2.35%.

As of 2023, there was no outstanding balance on this line of credit owed by the Company, and no interest expense charged to operations.

Note 6 - Common Stock and Equity

As of December 31, 2023, there is $1,300 of common stock in the Company which consists of 200 shares authorized, 6 shares issued and outstanding with no par value.

Note 7 - Income Taxes

The benefit for income taxes for the year ended December 31, 2023 consists of the following:

Current
State and local expense (refund)	$10,419
New York PTET (net of refunds)	(269,115)
New Jersey BAIT expense	135,946

$(122,750)

Note 8 - Related Party Transactions

Due from Related Party

As of December 31, 2023, the Company has an outstanding receivable due from a related party of approximately $106,000. This amount is noninterest-bearing and considered due on demand.

BABY BOOM CONSUMER PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2023

Note 8 - Related Party Transactions (continued)

Due to Affiliate

As of December 31, 2023, the Company has an outstanding payable due to an affiliate of approximately $5,000 related to various operating expenses in the normal course of business. This amount is noninterest-bearing and considered due on demand.

Allocated Expenses

Allocated expenses represent various general and administrative charges from an affiliated entity related through common ownership for shared services. Overhead allocations are charged to the Company from an affiliated entity based on a ratio of net sales compared to the total overhead expenses for each month. Total expenses related to these charges were approximately $2,705,000 for the year ended December 31, 2023 and are included in selling, general and administrative expenses on the statement of income.

The Company also charges an administrative fee and a management fee to a different affiliated entity for various overhead expenses. These charges are agreed upon by the Company and affiliates, and the income is allocated based on total FOB purchases each month. Total administrative fee and management fee income was approximately $684,000 for the year ended December 31, 2023 and are included in selling, general and administrative expenses on the statement of income.

Various additional operating expenses are allocated from an affiliated entity based on employee usage, sales, or other appropriate services used and are charged to the entity as incurred.

Note 9 - Concentrations

Major Customers

Revenues and accounts receivable in excess of 10% from major customers for the year ended December 31, 2023 are as follows:

Customer	Percent of Total Gross Sales	Percent of Total Gross AR

Walmart	44%	41%
Target	30%	32%
Amazon	17%	22%

BABY BOOM CONSUMER PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2023

Note 9 - Concentrations (Continued)

Major Suppliers

Substantially all of the merchandise purchased for the years ended December 31, 2023 was produced in China.

Purchases and accounts payable in excess of 10% from major suppliers for the year ended December 31, 2023 are as follows:

Supplier	Percent of Total Purchases	Percent of Total AP

Wuxi Tianyi Embroidery Co. Ltd	17%	26%
Yiwu Bana Bag Productions Co. Ltd	34%	25%
Shanghai Industrial Co. Ltd	10%	20%
Wuxi Huide International Corp. Ltd	23%	19%

Note 10 - Commitments and Contingencies

Royalty Agreements

The Company has entered into various licensing agreements, which have expiration dates ranging from March 31, 2024 through December 31, 2027, whereby the Company may reproduce likenesses of characters from motion pictures, animation, and cartoons and use their names on products sold by the Company in return for fees of 7% to 17% of applicable net sales. For the year ended December 31, 2023, approximately 71% of the Company’s gross sales were subject to royalty agreements.

Future minimum royalty payments under these agreements, inclusive of royalty agreements signed subsequent to December 31, 2023, are approximately as follows:

Year Ending
December 31,	Amount

2024	$1,090,000
2025	1,030,000
2026	450,000
2027	50,000

Total	$2,620,000

BABY BOOM CONSUMER PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2023

Note 10 - Commitments and Contingencies

Royalty Agreements (continued)

Royalty expense for the year ended December 31, 2023 was approximately $2,265,000, and is included in cost of goods sold.